BRF S.A.

A Publicly Traded Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE 4th ORDINARY MEETING OF THE BOARD OF DIRECTORS ON APRIL 28, 2015

1. DATE, TIME AND PLACE: April 28, 2015 at 9:00 a.m. at Rua Hungria, 1400 – 5th floor, São Paulo, SP.

2. TABLE COMPOSITION: Chair: Abilio dos Santos Diniz. Secretary: José Roberto Pernomian Rodrigues.

3. NOTICE AND ATTENDANCE: Call notice duly served under the Company´s Bylaws. All current board members present: Mr. Abilio dos Santos Diniz, Mr. Marco Geovanne Tobias da Silva, Mr. Vicente Falconi Campos, Mr. Walter Fontana Filho, Mr. Luiz Fernando Furlan, Mr. José Carlos Reis de Magalhães Neto, Mr. Manoel Cordeiro Silva Filho, Mr. Paulo Guilherme Farah Correa, Mr. Henri Philippe Reichstul (via conference call). Also present as guests, Global CEO, Mr. Pedro de Andrade Faria; CFO and CRO Mr. Augusto Ribeiro Júnior; the Vice-Presidents, Mr. Hélio Rubens Mendes dos Santos, Mr. Rodrigo Reghini Vieira, Mr. José Roberto Pernomian Rodrigues and Mrs. Flávia Moyses Faugeres; and the independent auditors from Ernst Young Auditores Independentes S/S, Mr. Antonio Humberto Barros dos Santos and Mr. Paul Sutcliffe.

4. ORDER OF THE DAY: 1. Presentation between board members and the Executive Directors of the Company; 2. Results relative to march 2015, forecast, fixed and variable costs, and market share of the Company; 3. Results of the Company relative to the first quarter of 2015; 4.  Increase in equity of the Company’s subsidiary, Perdigão Europe Sociedade Unipessoal Lda. (Portugal); 5.  Share repurchase program of the Company; 6.  Election of the Company´s Assistance Committee members.

5. RESOLUTIONS ADOPTED:  Works in open, quorum of presence checked for the meeting, the board members:

5.1. Presented themselves to the present members, indicating their experiences, expectations and objectives. A recurring act, the General Managers and members of the Executive Management presented themselves to the present members of the board.

5.2. Took notice of the results relative to May 2015, the forecast, both fixed and variable costs, and the market share of the Company.

5.3. Took notice of the favorable recommendations, without any observations, of the Fiscal Counsel and the Audit Committee for the approval of the results of the Company’s 1st quarter of 2015 Took note of the favorable recommendation without any reservations, the Audit Committee and the Statutory Audit Committee for approval of the results for the 1st quarter 2015 the Company, together with the management report, the explanatory notes and the assent without any reservations, the independent auditors. After analysis and discussion, approved, by unanimous vote and without restrictions, the Company's results for the 1st quarter 2015, accompanied by the management report, the explanatory notes and the assent without any restrictions, independent auditors and authorized the issue of the Quarterly Information Form - ITR for the quarter ended March 31, 2015.

5.4. Approved, by unanimous vote and without reservations, the capital increase of the Company's subsidiary company, Perdigão Europe Sociedade Unipessoal Lda. (Portugal), worth EUR 12,125,959.90 through funds being made available to be held by the subsidiary company BRF GmbH (Austria).

5.5. They approved a program to repurchase the Company's shares ("Repurchase Program"), in order to achieve the efficient use of available resources in order to maximize the allocation of capital the Company's cash under the following conditions: (i ) the Buyback Program will cover the acquisition of up to 16,600,000 common shares, all without par value, corresponding to 2.03% of the Company's share capital, excluding shares held by directors and treasury shares; (Ii) the number of shares outstanding in the market is 816,318,005 common shares, all without par value, based on the shareholding position of 31 March 2015; (Iii) the term of the Repurchase Program will be up to 90 days, from April 29, 2015, with the final term on July 28, 2015, and the Executive Board set the dates on which the repurchase will be effectively implemented , and any acquisition of shares will respect the legal and regulatory prohibition periods; and (iv) the shares acquired under the Repurchase Program will be canceled, used to implement the Plan of Share Purchase Option or destined for other plans approved by the Company.

5.6. Approved: (i) the change of name of the Strategy and Markets Committee for "Strategy Committee, M & A and Markets"; (ii) the union of the Finance Committee and Risk Policy to the Governance and Sustainability Committee, with this its name to "Finance Committee, Governance and Sustainability". Immediately thereafter, approved, by unanimous vote and without reservations, the election of members of the Company's Advisory Committees for a term of 2 (two) years, with reelection permitted:

5.6.1. Strategy Committee, M&A and Markets: Mr. José Carlos Reis de Magalhães Neto, Brazilian, married, business administrator, bearer of Identity Card RG. 22390173-8 SSP/SP, enrolled with the CPF/MF under no. 286951128-02, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; Mr. Walter Fontana Filho, Brazilian, married, economist, bearer of Identity Card RG. 4250008 SSP/SP, enrolled with the CPF / MF under no. 947648408-04, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; Mr. Vicente Falconi Campos, Brazilian, married, engineer, bearer of ID card RG no. MG-1.476.273 SSP/MG, enrolled with the CPF/MF under no. 000232216-15, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; Mr. Marco Geovanne Tobias da Silva, Brazilian, married, economist, bearer of Identity Card RG. 718 147 SSP / DF, enrolled with the CPF / MF under no. 263225791-34, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; and Mr. Luiz Fernando Furlan, Brazilian, married, chemical engineer and business administrator, bearer of Identity Card RG. 2985393 SSP / SP, enrolled with the CPF / MF under no. 019489978-00, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000;

5.6.2. Finance Committee, Governance and Sustainability: Mr. Manoel Cordeiro Silva Filho, Brazilian, married, business administrator, bearer of Identity Card. 01-11458-1 CRA-RJ, enrolled with the CPF / MF under no. 253571747-68, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; Mr. Paulo Guilherme Correa Farah, Brazilian, married, economist, bearer of Identity Card RG. 06544016-3 SSP / RJ, enrolled with the CPF / MF under no. 000303317-14, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; Mr. Henri Philippe Reichstul, Brazilian, married, economist, bearer of Identity Card RG. 3798203-5 SSP / SP, enrolled with the CPF / MF under no. 001072248-36, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; and Mr. Marco Geovanne Tobias da Silva, Brazilian, married, economist, bearer of Identity Card RG. 718 147 SSP / DF, enrolled with the CPF / MF under no. 263225791-34, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000;

5.6.3. People Committee, Organization and Culture: Mr. Manoel Cordeiro Silva Filho, Brazilian, married, business administrator, bearer of Identity Card. 01-11458-1 CRA-RJ, enrolled with the CPF / MF under no. 253571747-68, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; Mr. José Carlos Reis de Magalhães Neto, Brazilian, married, business administrator, bearer of Identity Card RG. 22390173-8 SSP / SP, enrolled with the CPF / MF under no. 286951128-02, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; Mr. Vicente Falconi Campos, Brazilian, married, engineer, bearer of ID card RG no. MG-1.476.273 SSP / MG, enrolled with the CPF / MF under no. 000232216-15, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; Mr. Henri Philippe Reichstul, Brazilian, married, economist, bearer of Identity Card RG. 3798203-5 SSP / SP, enrolled with the CPF / MF under no. 001072248-36, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000; and Mr. Luiz Fernando Furlan, Brazilian, married, chemical engineer and business administrator, bearer of Identity Card RG. 2985393 SSP / SP, enrolled with the CPF / MF under no. 019489978-00, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000;

5.6.4. Statutory Audit Committee: Mr. Walter Fontana Filho, Brazilian, married, economist, bearer of Identity Card RG. 4250008 SSP / SP, enrolled with the CPF / MF under no. 947648408-04, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa, CEP 01455-000, and Mr. Paulo Guilherme Correa Farah, Brazilian, married, economist, bearer of Identity Card RG. 06544016-3 SSP / RJ, enrolled with the CPF / MF under no. 000303317-14, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000, as independent members of the Board of Directors; Mr. Sérgio Ricardo Silva Rosa, Brazilian, married, journalist, bearer of Identity Card RG. 8033338-2 SSP / SP, enrolled with the CPF / MF under no. 003580198-00, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000, as external independent member; Mr. Fernando Dall'Acqua, Brazilian, married, agricultural engineer, bearer of ID card RG no. 4146438-2 SSP / SP, enrolled with the CPF / MF under nº.655.722.978-87, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria, no. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000, as an external member impending and recognized experience in corporate accounting matters, in line with the provisions of §§ 5 and 6 of CVM Instruction No. 308 of 14 May 1999 (as amended by CVM Instruction 509, of November 16, 2011).

6. DOCUMENTS FILED WITH THE COMPANY: are filed at the Company documents related to the matters on the agenda that support the resolutions passed by the Board of Directors and / or the information provided during the meeting.

7. APPROVAL AND EXECUTION OF THE MINUTES: There being nothing else to discuss, the Chairman declared the meeting closed, and the minutes of these minutes in summary form, which was by all read, approved and signed. São Paulo, April 28, 2015. Signatures: Presiding Board: Mr. Abilio dos Santos Diniz - Chairman; Mr. José Roberto Rodrigues Pernomian - Secretary. Directors: Mr. Abilio dos Santos Diniz, Marco Geovanne Tobias da Silva, Vicente Falconi Campos, Walter Fontana Filho, Luiz Fernando Furlan, José Carlos Reis de Magalhães Neto, Manoel Cordeiro Silva Filho, Paulo Guilherme Correa Farah, Henri Philippe Reichstul.

_____________________________

José Roberto Pernomian Rodrigues

Secretary